Exhibit 5.1

June 24, 2005

TranSwitch Corporation

Three Enterprise Drive

Shelton, CT 06484

Re:	Registration Statement on Form S-8 Relating to the 2005 Employee Stock Purchase Plan (the “Plan”) of TranSwitch Corporation (the “Company”)

Ladies and Gentlemen:

Reference is made to the above-captioned Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on or about June 24, 2005 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an additional 1,000,000 shares of Common Stock, $.001 par value per share, of the Company issuable pursuant to the Plan (the “Shares”).

We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plan, the Amended and Restated Certificate of Incorporation, as amended and Amended and Restated By-Laws of the Company, the minute books and stock records of the Company and originals or copies of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion (collectively, the “Documents”).

Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America.

Our opinion hereafter expressed is based solely upon: (1) our review of the Documents; (2) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (3) such review of published sources of law as we have deemed necessary.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, the terms of any option or purchase right grant thereunder duly authorized by the Company’s Board of Directors or Compensation Committee and any related agreements with the Company, if any, will be validly issued, full paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Brown Rudnick Berlack Israels LLP